                                                                      EXHIBIT 11


                           MONARCH DENTAL CORPORATION
                      COMPUTATION OF NET INCOME PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                               THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                  SEPTEMBER 30,          SEPTEMBER 30,
                                                               ------------------     ------------------
                                                                 1998       1997        1998       1997
                                                               -------     ------     -------     ------
 BASIC:

 Income before extraordinary item                              $ 1,688     $  682     $ 4,144     $1,239
 Extraordinary item                                                 --        264          --        264
                                                               -------     ------     -------     ------
 Net income                                                    $ 1,688     $  418     $ 4,144     $  975
                                                               =======     ======     =======     ======
 Weighted average common shares outstanding                     10,708      8,746      10,424      5,102
                                                               =======     ======     =======     ======
 Net income per common share:
     Income before extraordinary item                          $  0.16     $ 0.08     $  0.40     $ 0.24
     Extraordinary item                                             --       0.03          --       0.05
                                                               -------     ------     -------     ------
     Net income                                                $  0.16     $ 0.05     $  0.40     $ 0.19
                                                               =======     ======     =======     ======


 DILUTED:

 Income before extraordinary item                              $ 1,688     $  682     $ 4,144     $1,239
 Extraordinary item                                                 --        264          --        264
                                                               -------     ------     -------     ------
 Net income                                                    $ 1,688     $  418     $ 4,144     $  975
                                                               =======     ======     =======     ======
 Weighted average common and common equivalent
     shares outstanding:
     Weighted average common shares outstanding                 10,708      8,746      10,424      5,102
     Weighted average common equivalent shares outstanding          89        841         162      2,615
                                                               -------     ------     -------     ------

 Weighted average common and common equivalent
        shares outstanding:                                     10,797      9,587      10,586      7,717
                                                               =======     ======     =======     ======
 Net income per share:
     Income before extraordinary item                          $  0.16     $ 0.07     $  0.39     $ 0.16
     Extraordinary item                                             --       0.03          --       0.03
                                                               -------     ------     -------     ------
     Net income                                                $  0.16     $ 0.04     $  0.39     $ 0.13
                                                               =======     ======     =======     ======